Exhibit 10.1.u

                         PROMISSORY NOTE

$10,973,035.00                                 September 14, 2001
Overland Park, Kansas  66214

      FOR VALUE RECEIVED, Strategic Energy, L.L.C., a Delaware limited liability company (the "Maker") promises to pay to the order of Custom Energy Holdings, L.L.C. (the "Holder") at its offices located at 9217 Cody, Overland Park, Kansas 66214, or at such other place as the holder hereof may, from time to time, designate in writing, the principal sum of Ten Million Nine Hundred Seventy-Three Thousand Thirty-Five Dollars and No Cents ($10,973,035.00), ON DEMAND, together with interest on the unpaid principal balance hereof at a variable rate of interest per annum equal to the "Prime Rate" as such rate is publicly announced from time to time by PNC Bank, National Association ("PNC"). Any change in such rate of interest shall be effective as of the opening of business on the date on which PNC establishes the changed "Prime Rate."

      Any amount hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until paid at the lesser of (i) the foregoing rate per annum plus three (3) percentage points, or
(ii) the maximum rate permitted by law.

      Maker and all persons who become liable hereon waive presentment for payment, demand, protest, notice of protest, and notice of dishonor. In addition, the holder hereof may, without notice and without release of the liability of Maker or any maker, endorser, surety and guarantor, add or release one or more of such parties or release any security in whole or in part. The holder hereof shall not be liable for, or be prejudiced by, failure to collect or for lack of diligence in bringing suit upon this Note or any modification or renewal thereof.

      Maker will pay on demand all costs of collection and attorneys' fees and expenses incurred or paid by the holder in enforcing the conditions of this Note (collectively, "Costs of Collection").

       All payments made hereunder, whether a scheduled installment, prepayment, or payment as a result of acceleration, shall be allocated first to accrued but unpaid interest, next to any Costs of Collection, and then to installments of principal remaining outstanding hereunder first to principal amounts overdue then to principal amounts currently due and then to installments of principal due in the future in the inverse order of their maturity.

       This Note shall be governed by, and construed and interpreted in accordance with, the laws of the State of Kansas, without reference to conflict of laws principles of said state. Any amendments, changes or modifications to this Note shall be made only in writing signed on behalf of the parties sought to be bound by a duly authorized officer or agent thereof.

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      The  Holder may sell, assign, pledge or otherwise  transfer all or any portion of its interest in this Promissory Note at any time or from time to time without prior notice to, or consent of, and without releasing, any party liable or becoming liable hereon.

      By executing this Promissory Note on behalf of the Maker, the undersigned officer of the Maker, in his personal and individual capacity, represents to the Holder that such officer is duly authorized and empowered to execute and deliver this Promissory Note on behalf of the Maker and that this Promissory Note constitutes the legal, valid and binding obligation of the Maker, enforceable against the Maker in accordance with its terms.

      WAIVER OF JURY TRIAL. THE MAKER EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY FOR ANY PROCEEDINGS ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS PROMISSORY NOTE, OR ANY OTHER DOCUMENT ENTERED INTO BY MAKER AND HOLDER IN CONNECTION WITH THIS TRANSACTION, OR ANY CONDUCT RELATING TO THIS PROMISSORY NOTE OR THE LOAN MADE HEREUNDER OR THE DEBTOR-CREDITOR RELATIONSHIP ESTABLISHED HEREBY, INCLUDING WITH REGARD TO ANY COUNTERCLAIMS, CAUSES OF ACTION, AND DEFENSES WHETHER BASED IN CONTRACT OR TORT OR OTHERWISE. THIS WAIVER IS GRANTED IN THE
INTEREST  OF  AVOIDING DELAYS AND EXPENSES ASSOCIATED  WITH  JURY
TRIALS.

       IN WITNESS WHEREOF, the Maker has duly caused this Promissory Note to be executed and delivered at the place specified above and as of the date first written above.

MAKER:

STRATEGIC ENERGY, L.L.C.


By:  /s/ Richard M. Zomnir
Name:    Richard M. Zomnir
Title:   President/CEO


PAY TO THE ORDER OF KLT ENERGY SERVICES INC.
WITHOUT RECOURSE OR ANY KIND OR NATURE
CUSTOM ENERGY HOLDINGS, L.L.C.

By:  /s/ Gregory J. Orman